AMENDMENT TO AGREEMENT OF SUB-SUBLEASE

THIS AMENDMENT TO AGREEMENT OF SUB-SUBLEASE ("Agreement") is made as of this 9th day of May, 2003, by and between **PROMINENT USA, INC.**, a Delaware corporation, having offices at 1411 Broadway, 35th Floor, New York, New York 10018 ("Sub-Sublessor") and **HARRIS & HARRIS GROUP, INC.**, a New York corporation, having offices at One Rockefeller Plaza, New York, New York 10020 ("Sub-Sublessee").

WITNESSETH:

WHEREAS, Sub-Sublessor and Sub-Sublessee have entered into a Sub-Sublease dated as of April 18, 2003 (the "Sub-Sublease") pursuant to which Sub-Sublessor has sub-subleased to Sub-Sublessee the Subleased Premises (as described in the Sub-Sublease) in the building known as 111 West 57th Street, New York, NY; and

WHEREAS, Sub-Sublessor and Sub-Sublessee have requested the consent of The Economist Newspaper Group, Inc. ("Prime Tenant") and 111 West 57th Street Associates ("Prime Landlord") to the Sub-Sublease; and

WHEREAS, Prime Tenant and Prime Landlord have requested various modifications to the Sub-Sublease in connection with the giving of their consent thereto; and

WHEREAS, Sub-Sublessor and Sub-Sublessee have agreed to modify the Sub-Sublease as requested by Prime Tenant and Prime Landlord,

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublessor and Sub-Sublessee agree to modify the Sub-Sublease as follows:

1. Section 2.3 of the Sub-Sublease shall be deleted and in its place the following shall be substituted:

> Sec. 2.3 If Sub-Sublessee shall hold over after the expiration of the term of this Sub-Sublease, and if Sub-Sublessor shall then not proceed to remove Sub-Sublessee from the Subleased Premises in the manner permitted by law or by this Sub-Sublease, the parties hereby agree that Sub-Sublessee's occupancy of the Subleased Premises after the expiration of the term such holding over shall not be deemed to extend the Term or

renew the Sub-Sublease or create a month-to-month tenancy, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month shall be an amount equal to 2.0 times the monthly installment of Base Rent and Additional Rent payable by Sub-Sublessee immediately prior to the holdover period, which total sum Sub-Sublessee agrees to pay to Sub-Sublessor monthly, upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed to create a landlord-tenant relationship between Sub-Sublessee and Sub-Sublesseor or constitute a waiver of any right of Sub-Sublessor to collect damages for Sub-Sublessee's failure to vacate the premises after the expiration or sooner termination of this Sub-Sublease. The aforesaid provisions of this Section shall survive the expiration or sooner termination of this Sub-Sublease.

2. Section 8.1 of the Sub-Sublease shall be deleted and in its place the following shall be substituted

Sec. 8.1 Sub-Sublessee shall at Sub-Sublessee's sole expense, procure and maintain the insurance policies in the amounts and on the terms required under the Sublease and the Prime Lease. Said policies shall name Sub-Sublessor, Prime Tenant and Prime Landlord as additional insured and as loss payees, as their interests may appear. An insurance certificate(s) shall be delivered to Sub-Sublessor, Prime Tenant and Prime Landlord prior to the Commencement Date, and any new or renewal policies shall be delivered to Sub-Sublessor, Prime Tenant and Prime Landlord at least thirty (30) days before expiration of the existing policies. Said policies shall provide that no act or omission of Sub-Sublessee will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that such policy may not be canceled, non-renewed, modified or have the coverage thereunder reduced except upon thirty (30) days' advance written notice to Sub-Sublessor, Prime Tenant and Prime Landlord. If Sub-Sublessee fails to maintain said insurance after notice and the expiration of the applicable cure period, Sub-Sublessor may obtain same on Sub-Sublessee's behalf and charge Sub-Sublessee for the cost thereof as Additional Rent.

3. In all respects the Sub-Sublease, except as modified herein, is ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement

as of the day and year first above written.

SUB-SUBLESSOR:

PROMINENT USA, INC.

By: ______________________
Isao Kubo
Its: President

SUB-SUBLESSEE:

HARRIS & HARRIS GROUP, INC.

By: ______________________
Mel P. Melsheimer
Its: President

ACKNOWLEDGMENTS

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

On the 9th day of May, 2003, before me, the undersigned, personally appeared Mel P. Melsheimer, personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Jacqueline M. Matthews
Notary Public

JACQUELINE M. MATTHEWS
Notary Public, State of New York
No. 01MA6004743
Qualified in Nassau County
Commission Expires March 30, 20 06

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

On the 9 day of May, 2003, before me, the undersigned, personally appeared Isao Kubo, personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Karen B Sendyk
Notary Public

KAREN B. SENDYK
Notary Public, State of New York
No. 02SE4970662
Qualified in New York County
Commission Expires August 13, 20 06